Exhibit 3.1

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520	Filed in the office of	Document Number
(775) 684-5708	/s/ Ross Miller	20140813327-81
Website: www.nvsos.gov	Ross Miller	Filing Date and Time
	Secretary of State	12/17/2014 3:43 PM
	State of Nevada	Entity Number
Articles of Incorporation		E0631232014-0
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY – DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Redwood Scientific Technologies, Inc.

2. Registered Agent for Service of Process: (check only one box)	☒ Commercial Registered Agent:	REGISTERED AGENTS INC - E0354042011-8 Name
	☐ Noncommercial Registered Agent (name and address below)	OR ☐	Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity
Nevada
	Street Address	City		Zip Code
Nevada
	Mailing Address (if different from street address)	City		Zip Code

3. Authorized Stock: (number of shares
corporation is authorized to issue)	Number of shares		Par value		Number of shares
	with par value:	60,000,000	per share: $	.01	without par value:	0

4. Names and Addresses of the Board of Directors/ Trustees: (each Director/Trustee must be a natural person at least 18 years of age: attach additional page if more than two directors/trustees)	1)	Jason E. Cardiff
		Name
	250 W 1st Street, Suite #310		Claremont	CA	91711
		Street Address	City	State	Zip Code
	2)
		Name

		Street Address	City	State	Zip Code

5. Purpose: (optional;	The purpose of the corporation shall be:	6. Benefit Corporation:
required only if Benefit Corporation status selected)	engaging in any business, trade or activity which may be lawfully conducted or permitted by a corporation in Nevada.	(see instructions)	☐ Yes

7. Name, Address and Signature of Incorporator: (attach	I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.
additional page if more	Jesse J. Thaler	By	/s/ Jesse J. Thaler
than one incorporator)	Name	Incorporator Signature
570 W Lambert Road, Suite M	Brca	CA	92821
Address	City	State	Zip Code

8. Certificate of	I hereby accept appointment as Registered Agent for the above named Entity.
Acceptance of	Bill Havre, President
Appointment of	By:	/s/ Bill Havre	12/16/2014
Registered Agent:	Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity		Date

This form must be accompanied by appropriate fees.	Nevada Secretary of State NRS 78 Articles
Revised: 11-13-13

ARTICLE III – AUTHORIZED STOCK

Section 1. Authorized Capital Stock. The aggregate number of shares which the Corporation shall have the authority to issue is 60,000,000 (SIXTY MILLION) shares; of which 50,000,000 (FIFTY MILLION) shares shall be Common Stock, par value $.01 per share (the “Common Stock”), and 10,000,000 (TEN MILLION) shares shall be Preferred Stock, par value $.01 per share (the “Preferred Stock”).

Section 2. Preferred Stock. The Board of Directors is authorized at any time, and from time to time, to provide the for the issuance of shares of Preferred Stock in one or more series, and to determine the designations, preferences, limitations and relative or other rights of the Preferred Stock or any series thereof. For each series, the Board of directors shall determine, by resolution or resolutions adopted prior to the issuance of any shares thereof, the designations, preferences, limitations and relative or other rights thereof, including but not limited to the following relative rights and preferences, as to which there may be variations among different series:

(a)	The rate and manner of payment of dividends, if any;

(b)	Whether shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption;

(c)	The amount payable upon shares in the event of liquidation, dissolution or other winding-up of the Corporation;

(d)	Sinking fund provisions, if any, for the redemption or purchase of shares;

(e)	The terms and conditions, if any, on which shares may be converted or exchanged;

(f)	Voting rights, if any; and

(g)	Any other rights and preferences of such shares, to the full extent now or hereafter permitted by the laws of the State of Nevada.

The Board of Directors shall have the authority to determine the number of shares that will comprise each series.

Prior to the issuance of any shares of a series, but after adoption by the Board of Directors of the resolution establishing such series, the appropriate officers of the Corporation shall file such documents with the State of Nevada as may be required by Law.

ARTICLE V – PURPOSE

The Corporation is organized for the purpose of engaging in any business, trade or activity which may be lawfully conducted or permitted by a corporation organized under Nevada Laws. The Corporation also shall have the authority to engage in any and all such activities as are incidental or conducive to the attainment of the purpose or purposes of this Corporation.

ROSS MILLER
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Registered Agent Acceptance
(PURSUANT TO NRS 77.310)

This Form may be submitted by: a Commercial Registered Agent,
Noncommercial Registered Agent or Represented Entity, For more information please visit http://www.nvsos.gov/index.aspx?page=141

USE BLACK INK ONLY – DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Acceptance of Appointment by Registered Agents

In the matter of	Redwood Scientific Technologies, Inc.

Name of Represented Business Entity

1, RESIDENT AGENTS INC. – E0354042011-8 am a

Name of Appointed Registered Agent OR Represented Entity Serving as Own Agent*

(complete only one)

a)	☒ commercial registered agent listed with the Nevada Secretary of State.
b)	☐ noncommercial registered agent with the following address for service of process:

Nevada
Street Address	City		Zip code

Nevada
Mailing Address (if different from street address)	City		Zip code

c)	☐ represented entity accepting own service of process at the following address:

Title of Office or Position of Person in Represented Entity

Nevada
Street Address	City		Zip code

Nevada
Mailing Address (if different from street address)	City		Zip code

and hereby state that on	12-16-2014
Date

I accepted the appointment as registered agent for the above named business entity.

/s/ Bill Havre	Bill Havre	12-16-2014
Authorized Signature of R.A. or On Behalf of R.A. Company		Date

*If changing Registered Agent when reinstalling, officer’s signature required.

X
Signature of Officer	Date

Nevada Secretary of State form RA Acceptance

 Revised: 5-7-13

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **REDWOOD SCIENTIFIC TECHNOLOGIES, INC.**, did on December 17, 2014, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on December 17, 2014.

ROSS MILLER
Secretary of State

Certified By: Angela Warwick
Certificate Number: C20141217-2226
You may verify this certificate
online at **http://www.nvsos.gov/**